Exhibit 1.1

EXECUTION COPY

CASCADE NATURAL GAS CORPORATION

$30,000,000

5.25% INSURED QUARTERLY NOTES DUE FEBRUARY 1, 2035

Underwriting Agreement

January 20, 2005

Edward D. Jones & Co., L.P.

12555 Manchester Road

St. Louis, Missouri 63131

Ladies and Gentlemen:

Cascade Natural Gas Corporation, a Washington corporation (the “Company”), hereby confirms its agreement with Edward D. Jones & Co., L.P. (the “Underwriter”) as follows:

1.                                       Purchase and Sale.  Upon the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees, at the time and place herein specified, to purchase from the Company, at a purchase price of 96.85% of the principal amount thereof, $30,000,000 principal amount of the Company’s 5.25% Insured Quarterly Notes Due February 1, 2035 (the “Securities”) having the terms set forth in the Prospectus (as defined in Section 2(b) hereof).  The Securities will be issued pursuant to an Indenture dated as of August 1, 1992 (as amended and supplemented and as to be supplemented by the Second Supplemental Indenture, to be dated as of January 25, 2005, establishing the terms of the Securities (together, the “Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”). Payment of the regularly scheduled principal of and interest on the Securities when due will be guaranteed by a financial guaranty insurance policy in substantially the form of Appendix B to the Prospectus (the “Financial Guaranty Insurance Policy”) to be issued by MBIA Insurance Corporation (the “Insurer”) simultaneously with the delivery of the Securities.

2.                                       Representations and Warranties of Company.  The Company represents and warrants to, and covenants and agrees with, the Underwriter that:

(a)                                  Filing of Registration Statement and any Preliminary Prospectus with SEC.  The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “1933 Act”), and has filed with the Securities and Exchange Commission (the “SEC”) the Registration Statement (as defined below) and each Preliminary Prospectus (as defined below) relating to the Securities, if any, required to be filed pursuant to Rule 424 under the 1933 Act; the Registration Statement has been declared effective by the SEC under the 1933

Act and meets the requirements set forth in paragraph (a)(1)(ix) or (a)(1)(x) of Rule 415 under the 1933 Act and complies in all other material respects with such Rule 415; and, prior to the offer and sale of the Securities, $110 million aggregate offering price of Securities remains unsold under the Registration Statement.  No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the 1933 Act and no proceedings for that purpose have been instituted or threatened by the SEC, and any request on the part of the SEC for additional information has been complied with by the Company.  For purposes of this Agreement, the following terms used herein shall have the following meanings:  (i) “Registration Statement” shall mean the registration statement on Form S-3 (No. 333-69516) filed by the Company with the SEC for the registration under the 1933 Act of certain securities of the Company, including the Securities, as amended and supplemented to the date of this Agreement and including the exhibits thereto, and shall be deemed to include the Incorporated Documents (as defined below) as of the date hereof; (ii) “Incorporated Documents” shall mean the documents filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), that are, or are deemed to be, incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act; (iii) “Preliminary Prospectus” shall mean (A) any prospectus included in the Registration Statement prior to the initial Effective Date (as defined below), or (B) any supplement to the prospectus included in the Registration Statement at the initial Effective Date, as such prospectus may be amended or supplemented as of the date thereof, used in connection with the offering and sale of the Securities (other than making confirmations of sales of the Securities) filed with the SEC pursuant to Rule 424 under the 1933 Act, and shall in each case be deemed to include the Incorporated Documents; and (iv) “Effective Date” shall mean the later of (i) the date or time that the Registration Statement or any post-effective amendment thereto was declared effective by the SEC under the 1933 Act and (ii) the date that the Company’s most recent Annual Report on Form 10-K was filed by the Company with the SEC.  For purposes of this Agreement, the words “amend,” “amendment,” “amended,” “supplement” or “supplemented” with respect to the Registration Statement or the Prospectus shall mean (i) amendments or supplements to the Registration Statement or the Prospectus and (ii) Incorporated Documents, in each case filed with the SEC or sent to prospective purchasers of the Securities after the date of this Agreement and prior to the completion of the distribution of the Securities; provided, however, that any supplement to the Prospectus filed with the SEC pursuant to Rule 424(b) under the 1933 Act with respect to an offering of securities of the Company other than the Securities shall not be deemed to be a supplement to, or a part of, the Prospectus.

(b)                                 Registration Statement; Prospectus; Incorporated Documents. (i)  The Registration Statement, at the Effective Date, any Preliminary Prospectus, at the time it was filed with the SEC pursuant to Rule 424(b) under the 1933 Act and when delivered to you for your use in marketing the Securities, and the Prospectus, at the time it is filed with the SEC pursuant to Rule 424(b) under the 1933 Act and when delivered to you for your use in making confirmations of sales of the Securities, complied and will comply, as the case may be, in all material respects with the applicable requirements of the 1933 Act, the Trust Indenture Act of 1939, as amended (the 1939 Act), and, in each case, the rules and regulations of the SEC thereunder; (ii) the Registration Statement, at the Effective Date, did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Prospectus, at the time it is filed with the SEC pursuant to Rule 424(b) under the 1933 Act, when delivered to you for your use in making confirmations of sales of the Securities and at the Closing Date (as defined herein), will not and any Preliminary Prospectus, at the time it was filed with the SEC pursuant to Rule 424(b) under the 1933 Act and when delivered to you for your use in marketing the Securities, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) each Incorporated Document, at the time it was or is filed with the SEC pursuant to the 1934 Act, complied and will comply, as the case may be, in all material respects with the applicable requirements of the 1934 Act and the rules and regulations of the SEC thereunder and, at such times, did not contain and will not contain, as the case may be, an untrue statement of a material fact and did not omit and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, in the case of clauses (i), (ii) and (iii) above, the Company makes no representation or warranty as to (x) information furnished in writing to the Company by the Underwriter expressly for use in the Prospectus, which for purposes of this Agreement shall be deemed to consist solely of (1) the statements with respect to the delivery of the Securities in the last paragraph on the cover page of the Prospectus, and (2) the statements in the first sentence of the second paragraph, the second and third sentences of the third paragraph and the fifth paragraph, in each case, under the caption “Underwriting” in the Prospectus Supplement (as defined herein) (collectively, the “Underwriter Information”) or (y) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee on Form T-1 under the 1939 Act.  For purposes of this Agreement, “Prospectus” shall mean the prospectus included in the Registration Statement at the initial Effective Date, as such prospectus may be amended or supplemented (including by the Incorporated Documents) as of the date hereof, including by a supplement thereto specifying the terms of the Securities and the plan of distribution thereof (the “Prospectus Supplement”), as first filed with the SEC pursuant to Rule 424(b) under the 1933 Act.

(c)                                  Indenture.  The Indenture has been duly qualified under the 1939 Act, has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) requirements of reasonableness, good faith and fair dealing (such exceptions, collectively, the “Exceptions”); and the Indenture will conform to the description thereof contained in the Prospectus.

(d)                                 Securities.  The Securities have been duly authorized and, at the Closing Date, will have been duly executed by the Company, and, when authenticated in the manner provided for in the Indenture, issued and delivered against payment therefor pursuant to this Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by the Exceptions, and will be entitled to the benefits of the Indenture; and the Securities will conform to the description thereof contained in the Prospectus.

(e)                                  Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(f)                                    Due Incorporation and Qualification; Subsidiaries.  The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to execute and deliver, and perform its obligations under, this Agreement, the Indenture and the Securities; the Company is duly qualified as a foreign corporation to transact business and is validly existing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to so qualify or be validly existing would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole; and the only subsidiaries of the Company are subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(g)                                 Material Changes.  Neither the Company nor any of its subsidiaries has sustained, since the date of the most recent audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, there have not been any changes in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth in the Prospectus.

(h)                                 No Conflicts; Oregon Commission Order in Full Force and Effect; No Consents Required.  The offering and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Company’s or any of its subsidiaries’ articles of incorporation or bylaws, each as amended (collectively, the “Organizational Documents”), or any statute, rule, regulation or other law, or any order or judgment, of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties; the Public Utility Commission of Oregon has issued its final order (the “Oregon Commission Order”) authorizing the issuance and sale of the Securities by the Company and such Oregon Commission Order is in full force and effect and not the subject of any appeal or other proceeding and is sufficient to authorize the transactions contemplated by this Agreement; and no other filing with, or consent, approval, authorization, order, registration or qualification of, any court or governmental agency or body having jurisdiction over the Company or any of its properties is required for the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement and the Indenture, except such as have been made or obtained under the 1933 Act and the 1939 Act, such has been made with the Washington Utilities and Transportation Commission and such filings, consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriter.

(i)                                     Capital Stock.  The Company has an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(j)                                     No Defaults.  The Company and its subsidiaries are not in violation of the Organizational Documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

(k)                                  Litigation.  Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or that subsidiary, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated.

(l)                                     Financial Statements.  The consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial condition of the Company and its consolidated subsidiaries at the dates indicated and the consolidated statements of income and comprehensive income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods therein specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement.

(m)                               Sarbanes-Oxley Act.  The Company is, to its knowledge, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and the rules and regulations of the SEC that have been adopted and are effective thereunder.

(n)                                 Independent Public Accountants.  Deloitte & Touche LLP (the “Accountants”), who have audited certain financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus, are independent registered public accountants as required by the 1933 Act and the rules and regulations of the SEC thereunder.

3.                                       Offering; Delivery of Securities.

(a)                                  Offering.  The Underwriter has advised the Company that the Underwriter proposes to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the Underwriter’s judgment is advisable. The Underwriter has further advised the Company that the Underwriter will offer the Securities to the public at the initial public offering price specified in the Prospectus plus accrued interest thereon, if any, from the Closing Date to the date of delivery of the Securities.

(b)                                 Delivery of Securities.  Delivery of the Securities to the Underwriter, against payment of the purchase price therefor in immediately available funds by wire transfer, shall be made prior to 1:00 P.M., New York City time, on January 25, 2005 in book-entry form through the facilities of The Depository Trust Company, New York, New York (“DTC”), or at such other time and date as may be agreed upon in writing by the Company and the Underwriter.  Delivery of the documents required by Section 5 hereof with respect to the Securities shall be made at such time and date at the offices of Pillsbury Winthrop LLP (“Underwriter’s Counsel”), New York, New York, or at such other location as may be agreed upon in writing by the Company and the Underwriter.  For purposes of this Agreement, “Closing Date” shall mean the hour and date of such delivery and payment.

The Securities shall be issued in the form of a global certificate registered in the name of “Cede & Co.,” as nominee of DTC.  For the purpose of expediting the Underwriter’s checking of the Securities, the Company agrees to make the Securities available to the Underwriter for such purpose at the offices of DTC (or a custodian thereof) in New York, New York, not later than 1:00 P.M., New York City time, on the business day preceding the Closing Date or at such other time and place as may be agreed upon by the Company and the Underwriter.

4.                                       Covenants of Company.  The Company covenants and agrees with the Underwriter that:

(a)                                  Filing of Prospectus.  The Company will promptly transmit copies of the Prospectus, and any amendments or supplements thereto, to the SEC for filing pursuant to Rule 424(b) under the 1933 Act.

(b)                                 Copies of Registration Statement and Prospectus; Notice of Stop Orders.  The Company will deliver or make available to the Underwriter and to Underwriter’s Counsel (i) one conformed copy of the Registration Statement as originally filed, including copies of exhibits thereto (other than any exhibits incorporated by reference therein), (ii) conformed copies of any amendments and supplements to the Registration Statement, including conformed copies of the Incorporated Documents (other than exhibits thereto), and (iii) a conformed copy of each consent and certificate included or incorporated by reference in, or filed as an exhibit to, the Registration Statement as so amended and supplemented; the Company will deliver to the Underwriter as soon as practicable after the date of this Agreement as many copies of the Prospectus as the Underwriter may reasonably request for the purposes contemplated by the 1933 Act; the Company will promptly advise the Underwriter of the issuance of any stop order under the 1933 Act with respect to the Registration Statement (as amended or supplemented) or the institution of any proceedings therefor, or the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, of which the Company shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Securities; and the Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to secure the prompt removal thereof.

(c)                                  Filing of Amendments or Supplements.  During the period when a prospectus relating to any of the Securities is required to be delivered under the 1933 Act by you or any dealer, the Company will not file any amendment or supplement to the Registration Statement, the Prospectus (or any other prospectus relating to the Securities filed pursuant to Rule 424(b) under the 1933 Act that differs from the Prospectus as filed pursuant to such Rule 424(b)) or any Incorporated Document to which you or Underwriter’s Counsel shall reasonably object.

(d)                                 Compliance with 1933 Act.  During the period when a prospectus relating to any of the Securities is required to be delivered under the 1933 Act by the Underwriter or any dealer, the Company will comply, at its own expense, with all requirements imposed by the 1933 Act, as now and hereafter amended, and by the rules and regulations of the SEC thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealing in the Securities during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

(e)                                  Certain Events and Amendments or Supplements.  If, during the period when a prospectus relating to any of the Securities is required to be delivered under the 1933 Act by the Underwriter or any dealer, (i) any event relating to or affecting the Company or of which the Underwriter shall advise the Company in writing shall occur as a result of which, in the Underwriter’s opinion or in the opinion of the Company, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, the 1934 Act or the 1939 Act or the rules and regulations of the SEC thereunder, the Company will forthwith at its expense prepare and furnish to the Underwriter a reasonable number of copies of such amendment or supplement that will correct such statement or omission or effect such compliance.

(f)                                    Blue Sky Qualifications.  During the period when a prospectus relating to any of the Securities is required to be delivered under the 1933 Act by the Underwriter or any dealer, the Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriter may reasonably designate and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation, qualify as a dealer in securities or file a general consent to service of process under the laws of any jurisdiction.

(g)                                 Earning Statement.  In accordance with Rule 158 under the 1933 Act, the Company will make generally available to its security holders and to holders of the Securities, as soon as practicable, an earning statement (which need not be audited) in reasonable detail covering the 12 months beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158 under the 1933 Act) of the Registration Statement.

(h)                                 Exchange Act Documents; Ratings Notification.  During the period when a prospectus relating to any of the Securities is required to be delivered under the 1933 Act by the Underwriter or any dealer, the Company will file promptly all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act; and the Company will promptly notify the Underwriter of any written notice given to the Company by any “nationally recognized statistical rating organization” within the meaning of Rule 436(g)(2) under the 1933 Act (a “Rating Agency”) of any decrease in any rating of any securities of the Company, any intended decrease in any such rating or of any intended change in any such rating that does not indicate the direction of the possible change of any such rating, in each case by any such Rating Agency.

(i)                                     No Issuance Period.  During the period beginning from the date of this Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Securities, as determined by the Underwriter, and (ii) 30 days after the Closing Date, the Company will not, without the Underwriter’s prior written consent, offer for sale, sell or enter into any agreement to sell, or otherwise dispose of, any debt securities of the Company, except for the Securities.

(j)                                     Payment of Expenses.  Whether or not any sale of the Securities is consummated, the Company will pay or cause to be paid the following:  (i) the fees, disbursements and expenses of Hillis Clark Martin & Peterson, P.S., counsel for the Company (“Company Counsel”), and the Accountants in connection with the registration of the Securities under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments or supplements thereto and the mailing and delivering of copies thereof to the Underwriter and any dealers; (ii) the cost of printing or producing this Agreement, the Indenture, any blue sky memorandum, closing documents (including any compilations thereof) and other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(f) hereof, including the fees and disbursements of Underwriter’s Counsel in connection with such qualification and in connection with any such blue sky memorandum; (iv) any fees charged by a Rating Agency for rating the Securities; (v) any filing fees incident to, and the fees and disbursements of Underwriter’s Counsel in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and disbursements of the Trustee and any agent of the Trustee and the fees and disbursements of their counsel in connection with the Indenture and the Securities; (viii) the premium with respect to, and any other fees and expenses in connection with, the Financial Guaranty Insurance Policy; and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 4(j); but, if for any other reason the Securities are not delivered by or on behalf of the Company as provided herein (other than due to a default by the Underwriter), the Company will reimburse the Underwriter for all of its out-of-pocket expenses, including fees and disbursements of Underwriter’s Counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to the Underwriter with respect to the Securities except as provided in this Section 4(j) and Section 6 hereof.  It is understood that, except as provided in this Section 4(j) and Section 6 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of Underwriter’s Counsel and any advertising expenses in connection with any offers it may make.

5.                                       Conditions to Underwriter’s Obligations.  The Underwriter’s obligations under this Agreement shall be subject to the condition that all representations and warranties of the Company contained in this Agreement are, at and as of the Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder on or prior to the Closing Date and the following additional conditions:

(a)                                  Filing of Prospectus with SEC; No Stop Order; Oregon Commission Order in Full Force and Effect.  The Prospectus, and any supplements thereto, shall have been filed with the SEC within the time period prescribed for such filing by Rule 424(b) under the 1933 Act and in accordance with Section 4(a) hereof; all requests for additional information on the part of the SEC shall have been complied with to the Underwriter’s reasonable satisfaction; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; and the Oregon Commission Order shall be in full force and effect and not the subject of any appeal or any other proceeding and such order shall not have been amended or modified to include conditions or restrictions which the Underwriter in good faith determines to be unduly burdensome.

(b)                                 Opinion of Underwriter’s Counsel.  At the Closing Date, Underwriter’s Counsel shall have furnished to the Underwriter an opinion, dated the Closing Date, with respect to such matters as the Underwriter may reasonably request, and Underwriter’s Counsel shall have received such documents and information as it may reasonably request to enable it to pass upon such matters  In rendering such opinion, such counsel (A) may rely as to matters involving the application of the laws of the State of Washington upon the opinion of Company Counsel rendered pursuant to Section 5(c) hereof and (B) may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

(c)                                  Opinion of Company Counsel.  At the Closing Date, Company Counsel shall have furnished to the Underwriter an opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

(i)                                     the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to execute and deliver, and perform its obligations under, this Agreement, the Indenture and the Securities; the Company is duly qualified as a foreign corporation to transact business and is validly existing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to so qualify or be validly existing would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole;

(ii)                                  to the best of such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or that subsidiary, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated;

(iii)                               the Company has an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear, to such counsel’s knowledge, of all liens, encumbrances, equities or claims;

(iv)                              this Agreement has been duly authorized, executed and delivered by the Company;

(v)                                 the Securities have been duly authorized and executed by the Company and, when authenticated in the manner provided for in the Indenture, and issued and delivered against payment therefor pursuant to this Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by the Exceptions, and will be entitled to the benefits of the Indenture; and the Securities conform to the description thereof in the Prospectus;

(vi)                              the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by the Exceptions; the Indenture conforms to the description thereof in the Prospectus; and, to such counsel’s knowledge, the Indenture has been duly qualified under the 1939 Act;

(vii)                           the issuance and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Organizational Documents or any statute, rule, regulation or other law, or any order or judgment known to such counsel, of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties;

(viii)                        the Oregon Commission Order is in full force and effect and not the subject of any appeal or other proceeding and is sufficient to permit the Company to enter into and perform the transactions contemplated by this Agreement, the Securities and the Indenture; and no other filing with, or consent, approval, authorization, order, registration or qualification of, any court or governmental agency or body having jurisdiction over the Company or any of its properties is required for the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement and the Indenture, except such as have been made or obtained under the 1933 Act and the 1939 Act, such has been made with the Washington Utilities and Transportation Commission and such filings, consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriter; and

(ix)                                the Registration Statement, at the Effective Date, and the Prospectus, at the time it was filed with the SEC pursuant to Rule 424(b) under the 1933 Act (except in each case as to financial statements and other financial and statistical data contained or incorporated by reference therein, upon which such counsel need not pass), complied as to form in all material respects with the requirements of the 1933 Act and the 1939 Act and the respective rules and regulations of the SEC thereunder; each Incorporated Document as originally filed pursuant to the 1934 Act (except as to financial statements and other financial and statistical data contained or incorporated by reference therein, upon which such counsel need not pass) complied as to form when so filed in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC thereunder; the Registration Statement has become, and on the Closing Date is, effective under the 1933 Act and, to the best of such counsel’s knowledge, no proceedings for a stop order with respect thereto are threatened or pending under Section 8 of the 1933 Act; and nothing has come to the attention of such counsel that has caused it to believe that the Registration Statement (except as to financial statements and other financial and statistical data contained or incorporated by reference therein, upon which such counsel need not pass), at the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except as to financial statements and other financial and statistical data contained or incorporated by reference therein, upon which such counsel need not pass), at the time it was filed with the SEC pursuant to Rule 424(b) under the 1933 Act or on the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel (A) may rely as to matters involving the application of the laws of the State of New York, upon the opinion of Underwriter’s Counsel rendered pursuant to Section 5(b) hereof, (B) may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials, (C) may state that, for purposes of such opinion, it is only expert on (x) the laws of the State of Washington, (y) solely to the extent set forth therein with respect to paragraph (viii) above, the laws of the State of Oregon and (z) the laws of the United States of America and (D) need not pass upon any information contained or incorporated by reference in the Registration Statement or the Prospectus relating to the Insurer, the Financial Guaranty Insurance Policy or DTC.

(d)                                 Letter of Accountants.  On the date of this Agreement, and at the Closing Date, the Accountants shall have furnished to the Underwriter letters, dated the date of this Agreement and the Closing Date, respectively, in form and substance satisfactory to the Underwriter, confirming that they are independent registered accountants within the meaning of the 1933 Act and the rules and regulations of the SEC thereunder with respect to the Company and its subsidiaries and stating in effect that:

(i)                                     in the opinion of the Accountants, the consolidated financial statements and schedules included or incorporated by reference in the Prospectus and audited by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the respective rules and regulations of the SEC thereunder; and

(ii)                                  on the basis of a reading of the unaudited consolidated financial statements included or incorporated by reference in the Prospectus and the latest available interim unaudited consolidated financial statements of the Company, the performance of the procedures specified by the Public Company Accounting Oversight Board (United States) for a review of any such financial statements as described in Statement on Auditing Standards No. 100, inquiries of officials of the Company responsible for financial and accounting matters and a reading of the minutes of meetings of the stockholders and the Board of Directors of the Company and the Audit Committee thereof through a specified date not more than five days prior to the date of the applicable letter, nothing came to the attention of the Accountants that caused them to believe that:  (A) any material modification should be made to the unaudited consolidated financial statements included or incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles or any such financial statements do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or the 1934 Act and the respective rules and regulations of the SEC thereunder; (B) for the period from the date of the latest consolidated financial statements included or incorporated by reference in the Prospectus through the date of the most recent available consolidated financial statements of the Company, there were any decreases, as compared to the corresponding period in the preceding year, in consolidated operating revenues or in the total or per-share amounts of net income; or (C) at the date of the most recent available financial statements of the Company and at a subsequent date not more than five days prior to the date of such letter, there was any change in the capital stock, increase in long-term debt, or decrease in stockholders’ equity of the Company as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Prospectus, except in all instances for changes or decreases that the Prospectus discloses have occurred or may occur, or for changes or decreases that are described in such letter that are reasonably satisfactory to the Underwriter.

Such letter shall also cover such other matters as the Underwriter shall reasonably request, including but not limited to the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Company’s financial statements included or incorporated by reference in the Prospectus and any other information of an accounting or financial nature included or incorporated by reference therein that is derived from the accounting records of the Company.

(e)                                  No Material Changes.  (i)  Neither the Company nor any of its subsidiaries shall have sustained, since the date of the most recent audited consolidated financial statements included or incorporated by reference in the Prospectus, any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Underwriter’s judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

(f)                                    Ratings; No Downgrading of Ratings or Credit Review.  Moody’s Investors Service, Inc. and Standard & Poor’s shall have publicly assigned to the Securities ratings of Aaa and AAA, respectively, which ratings shall be in full force and effect at the

Closing Date; and, on or after the date of this Agreement, (i) no downgrading, withdrawal or suspension shall have occurred in the rating accorded any of the Company’s securities by any Rating Agency and (ii) no Rating Agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(g)                                 Nonoccurrence of Certain Events.  On or after the date of this Agreement, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally by the SEC, any national securities exchange or The Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities by the SEC, any national securities exchange or The Nasdaq Stock Market; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; or (iv) any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other international or national calamity or crisis, in each case, involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv), in the Underwriter’s judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

(h)                                 Officers’ Certificate.  At the Closing Date, the Company shall have furnished or caused to be furnished to the Underwriter a certificate of the Chairman of the Board or the President of the Company and the principal financial or accounting officer of the Company satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Company herein on and as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed on or prior to the Closing Date, as to the matters set forth in Sections 5(a) and 5(e) hereof and as to such other matters as the Underwriter may reasonably request.

(i)                                     Effectiveness of Financial Guaranty Insurance Policy; Opinion of Insurer’s Counsel.  At the Closing Date, the Financial Guaranty Insurance Policy shall have been duly authorized, executed and delivered by the Insurer to the Trustee and shall be in full force and effect and the Underwriter shall have received an opinion of counsel for the Insurer, dated the Closing Date, substantially to the following effect:

(i)                                     the Insurer is a stock insurance corporation, duly incorporated and validly existing under the laws of the State of New York.  The Insurer is validly licensed and authorized to issue the Financial Guaranty Insurance Policy and perform its obligations under the Financial Guaranty Insurance Policy in accordance with the terms thereof, under the laws of the State of New York;

(ii)                                  the execution and delivery by the Insurer of the Financial Guaranty Insurance Policy are within the corporate power of the Insurer, and each has been authorized by all necessary corporate action on the part of the Insurer; the Financial Guaranty Insurance Policy has been duly executed and is the legal, valid and binding obligation of the Insurer enforceable in accordance with its terms, except that the enforcement of the Financial Guaranty Insurance Policy may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

(iii)                               the Insurer is authorized to deliver the Reimbursement and Indemnity Agreement dated as of January 24, 2005 between the Insurer and the Company (the “Insurance Agreement”) and, assuming due execution by the other parties thereto, the Insurance Agreement will be duly executed and (assuming the due authorization, execution and delivery of the other parties thereto) will be the valid and binding obligation of the Insurer enforceable in accordance with its terms, except that the enforcement of the Insurance Agreement may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

(iv)                              no consent, approval, authorization or order of any state or federal court or governmental agency or body is required on the part of the Insurer the lack of which would adversely affect the validity or enforceability of the Financial Guaranty Insurance Policy; to the extent failure to comply with applicable legal requirements would adversely affect validity or enforceability of the Financial Guaranty Insurance Policy, the Financial Guaranty Insurance Policy form has been filed with, and approved by, all governmental authorities having jurisdiction over the Insurer in connection with such Financial Guaranty Insurance Policy;

(v)                                 the execution and delivery of the Insurance Agreement and the Financial Guaranty Insurance Policy, and the compliance with the terms and provisions thereof, will not conflict with, result in a breach of or constitute a default under any of the terms, provisions or conditions of the charter or bylaws of the Insurer, to the extent such conflict, breach or default would materially and adversely affect the Insurer’s ability to perform its obligations under the Financial Guaranty Insurance Policy;

(vi)                              to the extent the Financial Guaranty Insurance Policy constitutes a security within the meaning of Section 2(1) of the Securities Act of 1933, as amended (the “Act”), it is a security that is exempt from the registration requirements of the Act; and

(vii)                           the information set forth under the caption “The Financial Guaranty Insurance Policy and MBIA” in the Prospectus Supplement insofar as such information constitutes a description of the Financial Guaranty Insurance Policy, accurately summarizes the Financial Guaranty Insurance Policy.

In case any of the conditions specified above in this Section 5 shall not have been fulfilled, this Agreement may be terminated by the Underwriter upon mailing or otherwise delivering written notice thereof to the Company.  Any such termination shall be without liability of either party to the other party except as otherwise provided in Section 4(j) hereof and except for any liability under Section 6 hereof.

6.                                       Indemnification and Contribution

(a)                                  Indemnification by Company.  The Company will indemnify the Underwriter and hold the Underwriter harmless for and against any losses, damages or liabilities to which the Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Securities or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 6(c) hereof) any such settlement is effected with the written consent of the Company); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Securities or any such amendment or supplement thereto in reliance upon and in conformity with the Underwriter Information.

(b)                                 Indemnification by the Underwriter.  The Underwriter will indemnify and hold harmless the Company for and against any losses, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Securities or any amendment or supplement thereto, or arise out of are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Securities or any such amendment or supplement, in reliance upon and in conformity with the Underwriter Information, and will reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 6(c) hereof) any such settlement is effected with the Underwriter’s written consent).

(c)                                  General.  Promptly after receipt by an indemnified party under Section 6(a) or 6(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 6(a) or 6(b) hereof, notify such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 6(a) or 6(b) hereof.  In case any such action shall be brought against any such indemnified party and it shall notify such indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 6(a) or (b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 6(a) or 6(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  If at any time such indemnified party shall have requested such indemnifying party under Section 6(a) or 6(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) or (b) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement.  No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party.  In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, including any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d)                                 Contribution.  If the indemnification provided for in this Section 6 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 6(a) or 6(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 6(a) or 6(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if such indemnified party failed to give the notice required under Section 6(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriter on the other hand shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions the Underwriter received.  The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 6(d).  The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 6(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)                                  Scope of Obligations.  The obligations of the Company under this Section 6 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act; and the Underwriter’s obligations under this Section 6 shall be in addition to any liability that the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act.

7.                                       Representations, Warranties and Agreements to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of the Company or the Underwriter, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter, any of the Underwriter’s officers, directors, employees, agents or other representatives or controlling persons, or the Company, any officer or director of the Company who signed the Registration Statement or any controlling person of the Company, and shall survive delivery of and payment for the Securities.

8.                                       Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriter shall be directed to Edward D. Jones & Co., L.P. at the address set forth on the first page of this Agreement, attention of Bill Hizar – Investment Banking; and notices to the Company shall be directed to Cascade Natural Gas Corporation, 222 Fairview Avenue North, Seattle, Washington 98109, attention of J.D. Wessling, Chief Financial Officer.

9.                                       Miscellaneous.  The rights and duties of the parties to this Agreement shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.  This Agreement shall be binding upon, and inure solely to the benefit of, the Company and the Underwriter except to the extent provided in Section 6(e) hereof, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No person who purchases any of the Securities from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.  The word “or” shall not be exclusive, and all references in this Agreement to the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or subdivision hereof, and the captions to such Sections and subdivisions are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding, please sign and return to the Company the enclosed duplicate hereof, whereupon this Agreement will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

CASCADE NATURAL GAS CORPORATION

		By:	/s/ J.D. Wessling
Name: J.D. Wessling
Title: Chief Financial Officer

Accepted as of the date hereof:

EDWARD D. JONES & CO., L.P.

By:	/s/ T. William Hizar, Jr.
Name: T. William Hizar, Jr.
Title: Principal